UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported) November 19, 2007

THINK PARTNERSHIP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15550 Lightwave Drive Suite 300 Clearwater, Florida 33760
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE.

On November 19, 2007, the Company held an open house at it new headquarters office.  During the Company’s accompanying presentation and question and answer session for analysts, investors, employees and guests, certain disclosures were made of previously nonpublic information.  Since such nonpublic information might be deemed material, in an abundance of caution, the Company is filing with the Commission this Form 8-K disclosing such information in compliance with Regulation FD.

The information so disclosed at the November 19, 2007 presentation is as follows:

1.

The Company’s iLeads subsidiary typically maintains approximately 37,000 monthly subscribers under its $39.95 per month subscription plans.

2.

The Company’s Morex subsidiary generates approximately 300,000 new sales leads per month.

3.

The Company’s recently announced ValueClick AdExchange is currently generating between 20 and 25 million search requests per day.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINK PARTNERSHIP INC.

Dated: November 19, 2007	By:	/s/ Vaughn W. Duff
	Name:	Vaughn W. Duff
	Title:	General Counsel